EXHIBIT 10.7

Contract No.:  BMSB/OTC/15052019/23

SALE AND PURCHASE AGREEMENT

THIS SALE AND PURCHASE AGREEMENT (this “Agreement”) is made on the 15th day of May 2019, between;

Toga Limited (www.togalimited.com), a Nevada corporation, with its shares quoted on OTC Markets, and its principal office situated at 3960 Howard Hughes Pkwy, Suite 500, Las Vegas, Nevada 89169 (hereinafter referred to as “Seller”);

Vintech Capital LLC (www.vintechcapital.com), a Delaware limited liability company with its principal office situated at 1619 Costal Highway, Delaware 19958 (hereinafter referred to as “Buyer”); and

Belfrics Malaysia Sdn Bhd (www.belfrics.com), a company incorporated in Malaysia with its principal office situated at B1 16-6, Soho Suites, Jalan Perak, Kuala Lumpur, Malaysia, 50450 (hereinafter referred to as “Belfrics”), to act as the facilitator of this Agreement.

Belfrics as a facilitator will be responsible for:

1) Holding the BTC of the Seller and transferring to Buyer.

2) Fixing the price with Buyer on behalf of Seller.

The Service Fee Agreement by and between Belfrics and Seller, attached hereto and incorporated by this reference, is agreed to by Belfrics and Seller as evidenced by their signatures and outlines the fees to be paid immediately upon the completion of the transactions contemplated by this Agreement.

This Agreement governs the purchase, sale, delivery and acceptance of Bitcoin (“BTC”) between the Buyer and Seller.

It is hereby agreed that the Buyer and Seller would like to enter in to this Sales and Purchase Agreement for a total of 1200 BTC (the “BTC Offering”) through an OTC (over the counter) deal facilitated by Belfrics Exchange and its US counterparts. The Seller represents that the BTC Offering were legally acquired by the Seller. The Buyer is a US registered, regulated entity and is capable of purchasing the total BTC Offering and that the FIAT money that Buyer holds to purchase the BTC Offering is legal and legitimate holding of the Buyer.

1. Initiation of Transaction.

The total 1200 BTC Offering will be transacted in trenches of 100 BTC for initial transactions (each trench is referred to herein as a “Transaction”). The quantity of any trench can be increased as per mutual agreement in writing between the Seller and Buyer. Belfrics will facilitate the price negotiation for the parties between 8 AM to 10 AM EST. within a window period of 5 minutes, the agreed price with the discount will be intimated to both parties by email. Buyer and Seller shall confirm the accepted price within 10 minutes upon receipt of the price.

1

Contract No.: BMSB/OTC/15052019/23

2. BTC Delivery

The Seller, facilitated by Belfrics, shall deliver the BTC immediately (within 10 minutes) from the time of the price acceptance by Buyer and Seller, to the Buyer’s designated wallet address. Proof of delivery will be the inclusion of the transaction in the third transaction in the second block published by the bitcoin network after the delivery date and time.

3. FIAT Payment

The Buyer, upon receipt of proof of delivery from bitcoin network in the third block, will transfer the FIAT (USD) currency to the Seller’s designated US bank account, equivalent to the contracted value of sold BTC within one (1) business hour.

4. Confidentiality

Belfrics and the parties will each treat all Confidential Information (as such term is defined below) as confidential and keep all Confidential Information in absolute confidence (both during and after the termination of this Agreement). The parties agree to establish, implement and maintain adequate security procedures and take commercially reasonable precautions to prevent, protect and avoid the misuse, unauthorized or inadvertent use, reproduction, disclosure, or loss of Confidential Information. The parties agree not to disclose Confidential Information of the other party to any third party or allow any third party to directly or indirectly use any or all of the Confidential Information for any reason whatsoever or use such Confidential Information except as contemplated under this Agreement.

For purposes of this Agreement, “Confidential Information” shall mean any of the following, regardless of whether it (a) is oral, written, electronic, graphic, physically demonstrated, visually observed, or tangible or material in form, or (b) is furnished before or after the date of this Agreement: (i) any information disclosed or furnished by any of the Parties hereto or by any of their respective Representatives, or by any other person on either of their behalf (collectively, the “Disclosing Party”) to the other Party or its parents, subsidiaries, affiliates, directors, officers, employees, agents or representatives, including consultants or legal counsel (collectively, with their respective successors and assigns, “Receiving Party”) relating in any way to the Disclosing Party’s current or prospective business; (ii) any of the above observed by the Receiving Party in connection with visits, tours, interviews or other reviews of the Disclosing Party’s facility, information or materials; and (iii) any analyses, compilations, studies or other documents or records which contain, otherwise reflect, are generated from or relate in any way to any of the foregoing. Receiving Party shall keep confidential all Information which has been or will be provided to it by Disclosing Party as part of the negotiations or due diligence review of the Transaction or otherwise in connection with the Transaction.

5. Term of Agreement

This Agreement shall remain valid until the latter of:

•	Delivery of the total 1200 BTC Offering by Seller to Buyer; and
•	Payment of FIAT currency against sold BTC.

2

Contract No.: BMSB/OTC/15052019/23

6. Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona.

Any dispute relating to this Agreement shall be brought exclusively in the Maricopa County, Arizona Superior Court or in the United States District Court for the District of Arizona. By execution and delivery of this Agreement, with respect to any such dispute, each Party knowingly, voluntarily and irrevocably: (i) consents, for itself and in respect of its property, to the exclusive jurisdiction of these courts; (ii) waives any immunity or objection, including any objection to personal jurisdiction or the laying of venue or based on the grounds of forum non conveniens, which it may have from or to the bringing of the dispute in such jurisdiction; (iii) waives any personal service of any summons, complaint or other process that may be made by any other means permitted by the State of Arizona; (iv) waives any right to trial by jury; (v) agrees that any such dispute will be decided by court trial without a jury; and (vi) agrees that any Party to this Agreement may file an original or a copy of this Paragraph 6 with any court as written evidence of the consents, waivers and agreements of the parties set forth in this Paragraph 6.

Should any litigation be commenced under this Agreement, the successful party in such litigation shall be entitled to recover, in addition to such other relief as the court may award, its reasonable attorneys’ fees, expert witness fees, litigation related expenses, and court or other costs incurred in such litigation or proceeding. For purposes of this clause, the term “successful party” means the net winner of the dispute, taking into account the claims pursued, the claims on which the pursuing party was successful, the amount of money sought, the amount of money awarded, and offsets or counterclaims pursued (successfully or unsuccessfully) by the other party.

7. Execution of this Agreement

This Agreement shall be executed electronically with the Buyer and Seller designated email ID as given below:

Seller Email ID:

Buyer Email ID:

Facilitator Email ID: Praveen@belfrics.com

The attached Annexure 1 will be used for completion of each trench of BTC sale.

[Signature page to follow]

3

Contract No.: BMSB/OTC/15052019/23

IN WITNESS WHEREOF, the seller and the buyer, each one acting through its duly authorized representative, have caused this Agreement to be executed on 15th May 2019.

SELLER:	BUYER:
Toga Limited	Vintech Capital LLC

By:	By:
Name:	Name: Maximilien De Hoop Cartier
Designation:	Designation:
Date: 15/05/2019	Date: 15/05/2019

FACILITATOR:
Belfrics Malaysia Sdn Bhd

By:
Name: Praveenkumar Vijayakumar
Designation: Chief Executive Officer
Date: 15/05/2019

4

Contract No.: BMSB/OTC/15052019/23

Annexure 1

Designated Bitcoin address nominated by the buyer:

Selling quantity:

Agreed prices:

Delivery date and time for bitcoin delivery:

Seller email address:

Buyer email address:

Facilitator email address:

Seller bank account details:

Beneficiary name: Toga Limited

Beneficiary address: 3960 Howard Hughes Pkwy, Suite 500, Las Vegas, Nevada 89169

Bank name: JP Morgan Chase Bank, NA

Bank address: New York, New York 1004

Bank account number: 923255850

Swift code: CHASUS33

Due date and time for completion of FIAT transfer:

Buyer Bank Details:

Beneficiary name: Vintech Capital LLC

Beneficiary address: 1619 Costal Highway, Delaware 19958

Bank name: Signature Bank

Bank address: 100 Park Avenue, New York, NY 10017

Bank account number: 1503225111

Swift code: SIGNUS33XXX

SELLER:	BUYER:
Toga Limited	Vintech Capital LLC

By:	By:
Name:	Name: Maximilien De Hoop Cartier
Designation:	Designation:
Date: 15/05/2019	Date: 15/05/2019

FACILITATOR:
Belfrics Malaysia Sdn Bhd

By:
Name: Praveenkumar Vijayakumar
Designation: Chief Executive Officer
Date: 15/05/2019

5

Contract No.: BMSB/OTC/15052019/23

ATTACHMENT TO

SALE AND PURCHASE AGREEMENT

Service Fee Agreement

(IMFPA No: BMSB/IMFPA/TOGA/15052019/01)

6